SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	77-0664171
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-145919.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
6.5% Mandatory Convertible Preferred Stock	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Hecla Mining Company, a Delaware corporation (the “Registrant”), is registering up to 2,012,500 shares of 6.5% Mandatory Convertible Preferred Stock, par value $0.25 per share (the “Shares”) pursuant to this Form 8-A. A description of the Shares is contained under the heading “Description of Our Mandatory Convertible Preferred Stock” in the prospectus supplement dated December 12, 2007 to the Registrant’s registration statement on Form S-3ASR (Reg. No. 333-145919), as amended, filed under the Securities Act of 1933, which description is incorporated herein by reference. Any form of prospectus supplement or prospectus or any amendment to the registration statement that includes such description and that is subsequently filed by the Registrant is hereinafter incorporated by reference herein.

Item 2.	Exhibits.

1.	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Hecla Mining Company’s Quarterly Report on Form 10-Q filed on November 9, 2006).

2.	Form of Certificate of Designations setting forth the specific rights, preferences, limitations, restrictions and other terms and conditions of the 6.5% Mandatory Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to Hecla Mining Company’s Current Report on Form 8-K filed on December 14, 2007).

3.	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to Hecla Mining Company’s Current Report on Form 8-K filed on December 6, 2007).

2

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 14, 2007

HECLA MINING COMPANY

By:	/s/ Philip C. Wolf
Name:	Philip C. Wolf
Title:	Corporate Secretary

3